UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C
                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
         OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.        )
         --------------------------------------------------------------
                           Check the appropriate box:

[  x  ]  Preliminary  Information  Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)
(2))
[  ]  Definitive  Information  Statement


                   DIVERSIFIED FINANCIAL RESOURCES CORPORATION
                   -------------------------------------------
                 (Name of Registrant As Specified In Its Charter)

               Payment of Filing Fee (Check the appropriate box):

[  x  ]  No  fee  required

[  ]  Fee  computed  on  table  below  per  Exchange Act Rules 14c-5(g) and 0-11

(1)  Title  of  each  class  of  securities  to  which  transaction  applies:

(2)  Aggregate  number  of  securities  to  which  transaction  applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed  maximum  aggregate  value  of  transaction:

(5)  Total  fee  paid:

[  ]  Fee  paid  previously  with  preliminary  materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount  Previously  Paid:

(2)  Form,  Schedule  or  Registration  Statement  No.:

(3)  Filing  Party:

(4)  Date  Filed:

                       SCHEDULE 14C INFORMATION STATEMENT

                   Diversified Financial Resources Corporation
                           8765 Aero Drive, Suite 221
                               San Diego, CA 92123

                            Telephone: (858) 244-6037

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                  July __, 2005

Notice of Written Consent in lieu of Special Meeting to be effective ______, 2005.

To  Shareholders  of  Diversified  Financial  Resources  Corp.

Diversified Financial Resources Corp. ("Diversified"), a Delaware corporation, notifies its shareholders of record that shareholders holding a majority of the voting power have taken the following action by written consent in lieu of a special meeting of shareholders, to be effective on or about ______, 2005:

1. To institute a 2000 to 1 reverse stock split of our issued and outstanding shares of Common Stock (the "Reverse Split"), with all fractional shares rounded to the nearest whole.

These actions will not be effective until a date which is at least twenty (20) days after Diversified files the Definitive Information Statement. You have the right to receive this notice if you were a shareholder of record at the close of business on July 11, 2005 (the "Record Date"). This Statement will first be mailed to shareholders on or about __________, 2005.

     ___________________
     Dennis  Thompson
     President
     San  Diego,  CA

                              INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of Diversified Financial Resources Corp. ("Diversified"), a Delaware corporation.

The Board of Directors has recommended and persons owning the majority of the voting power of Diversified have adopted resolutions to effect the above-listed action.

Diversified will pay the cost of preparing and sending out this information statement. It will be sent to shareholders via regular mail along with a copy of Diversified's report on Form 10-KSB for the year ended December 31, 2004 and Form 10-QSB for the quarter ended March 31, 2005.

Dissenter's  Rights  of  Appraisal

Diversified is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under Securities and Exchange Act of 1934, as amended, and the Delaware General Corporation Law. No dissenters' rights under the Delaware General Corporation Law are afforded to the company's stockholders as a result of the adoption of this resolution.

VOTING  SECURITIES  AND  PRINCIPAL  HOLDERS  THEREOF

As of July 11, 2005 (the "Record Date"), Diversified had 4,761,599,981 shares of common stock issued and outstanding out of 10,000,000,000 authorized shares of common stock. At the Record Date, Diversified had 13,500 shares of Series A Preferred Stock issued and outstanding out of 1,000,000 shares authorized and 12,100,000 shares of Series B Preferred issued and outstanding out of 50,000,000 shares authorized.

Only holders of record of the common stock at the close of business on the Record Date were entitled to participate in the written consent of our stockholders. Each share of common stock was entitled to one vote. Holders of Series A Preferred and Series B Preferred also were entitled to vote on the action. Holders of Series A are entitled to the same voting rights as the holders of common stock on a 100 to 1 basis. Holders of Series B are entitled to the same voting rights as the holders of common stock on a 500 to 1 basis.

Our Board of Directors approved the reverse stock split on July 11, 2005, and recommended that our Certificate of Incorporation be amended in order to effect this action.

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT
The following table sets forth certain information regarding beneficial ownership of our common stock as of July 11, 2005 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Each person's address is c/o Diversified Financial Resources Corp.





                          SHARES BENEFICIALLY OWNED (1)
                          -----------------------------
Name  of
Beneficial Owner  Title                              Class                        Number              Percent
----------------- -----                              -----                        ------              -------
John R. Chapman   Former President and Director      Common                       502,532,371           10.6%
                                                     Preferred Series A*               13,150          100.0%
                                                     Preferred Series B             4,000,000           33.1%

Dennis Thompson   President, Director                Common                        70,502,000            1.5%
                                                     Preferred Series B             8,100,000           66.9%

John Casey        Director                           Common                       500,000,000           10.5%
-------------------------------------------------------------------------------------------------------------

Total shares of common stock held by officers                                     570,502,000           12.0%
and directors as a group (2 people)

Total shares of Series B held by officers                                           8,100,000           66.9%
and directors as a group (1 person)
-------------------------------------------------------------------------------------------------------------

*  Convertible  into 100 shares of common stock per share of Series A Preferred.

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of July 11, 2005 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Percentages are based on a total of 13,150 issued and outstanding shares of Preferred Class A and 12,100,000 issued and outstanding shares of Preferred Class B on July 11, 2005 and 4,761,599,981 shares of Common Stock outstanding on July 11, 2005.


                                 PROPOSAL NO. 1
                               REVERSE STOCK SPLIT

GENERAL

On July 11, 2005, Diversified's Board of Directors and shareholders holding the majority of issued and outstanding common stock and preferred stock approved a 2000 to 1 reverse stock split of its no par value common stock. The par value of the common stock will not change. Diversified will issue one whole share of common stock in lieu of fractional shares. With the exception of adjustments for those shareholders with fractional shares, the reverse stock split will not affect any stockholder's proportional equity interest in the company in relation to other shareholders or rights, preferences, privileges or priorities. The reverse split will become effective upon filing with the Secretary of the State of Delaware an amendment to our Certificate of Incorporation or twenty days after this information statement is sent to shareholders, whichever is later.


On July 11, 2005, the company had 10,000,000,000 shares of common stock authorized with 4,761,599,981 shares issued and outstanding. When the reverse split becomes effective, each holder of two thousand (2,000) shares of Diversified's no par value common stock will own one share of no par value common stock. The number of shares of common stock issued and outstanding will be reduced from 4,761,599,981 shares to approximately 2,380,800 shares.

PURPOSE

The reverse split will decrease the number of shares of common stock and increase the per share market price for the common stock. The effect of the reverse stock split upon the market price for its common stock cannot be predicted. There can be no assurance that the market price per share of Diversified's common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of its common stock outstanding resulting from the reverse stock split. The market price of Diversified's common stock may also be based on its performance and other factors, some of which may be unrelated to the number of shares outstanding. There are currently no plans to issue the additional shares of common stock available as a result of this reverse split.

EFFECT

The  principal  effects  of  the  reverse  split  will  be  as  follows:

Based upon 4,761,599,981 shares of common stock outstanding on July 11, 2005, the reverse split would decrease the outstanding shares of common stock by 99.9% or to approximately 2,380,800 shares of common stock issued and outstanding. Further, any outstanding options, warrants and rights to purchase common stock as of the effective date that are subject to adjustment will be decreased accordingly.

Diversified will obtain a new CUSIP number of the common stock at the time of the reverse split. Following the effectiveness of the reverse split, every two thousand shares of common stock presently outstanding, without any action on the part of the stockholder, will represent one share of the common stock.

As a result of the reverse split, some stockholders may own less than 100 shares of common stock. A purchase or sale of less than 100 shares, known as and "odd lot" transaction, may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers. Therefore, those stockholders who own less than 100 shares following the reverse split may be required to pay higher transaction costs if they sell their shares.

Exchange  of  Certificate  and  Elimination  of  Fractional  Share  Interests

On the date of the reverse split, two thousand (2000) shares of common stock will automatically be combined and changed into one share of common stock. No additional action on our part or any shareholder will be required in order to affect the reverse split. Shareholders will be requested to exchange their certificates representing shares of common stock held prior to the reverse split for new certificates representing shares of common stock. Shareholders will be furnished the necessary materials and instructions to effect such exchange promptly following the effective date of the reverse split. Shareholders should not submit any certificates until requested to do so. In the event any certificate representing shares of common stock outstanding prior to the reverse split is not presented for exchange upon request by the company, any dividends that may be declared after the date of the reverse split with respect to the common stock represented by such certificate will be withheld by the company until such certificate has been properly presented for exchange. At such time, all such withheld dividends which have not yet been paid to a public official pursuant to relevant abandoned property laws will be paid to the holder thereof or his designee, without interest.

No fractional shares of post-reverse split common stock will be issued to any shareholder. In lieu of any such fractional share interest, each holder of pre-reverse common stock who would otherwise be entitled to receive a fractional share of post-reverse common stock will in lieu thereof receive one full share upon surrender of certificates formerly representing pre-reverse common stock held by such holder.

Federal  Income  Tax  Consequences  of  the  Reverse  Split

The combination of two thousand shares of pre-split common stock into one share of post-split common stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the pre-split common stock will be transferred to the post-split common stock.

This discussion should not be considered as tax or investment advice, and the tax consequences of the reverse split may not be the same for all shareholders. Shareholders should consult their own tax advisors to know their individual federal, state, local and foreign tax consequences.

APPROVAL  REQUIRED

Pursuant to Delaware General Corporation Law, the approval of a majority of the outstanding stock entitled to vote is necessary to approve the proposed amendment. As discussed above, the holders of the majority of our common stock have consented to this amendment. A copy of the proposed amendment to the Certificate of Incorporation reflecting the reverse split is set forth in Exhibit A.



                       By Order of the Board of Directors

                           /s/Dennis Thompson____________________________
                           Dennis  Thompson
                           Chairman